SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  JULY 6, 2010
(DATE OF EARLIEST EVENT REPORTED)

FOUR STAR HOLDINGS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

FLORIDA	000-53439	26-1427633
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

100 Four Star Lane Odenville, AL 35120
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(205) 640-3627
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
___________________________________________________________________
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On June 30, 2010, Four Star Holdings, Inc. entered into an Agreement and Plan of Stock Exchange (the “Agreement”) to acquire Twelve Oaks Properties, Inc. Pursuant to the terms and subject to the conditions set forth in the Agreement, Four Star Holdings will acquire Twelve Oaks Properties in a business combination (the “Acquisition”), with Twelve Oaks continuing as a surviving corporation and a wholly owned subsidiary of Four Star Holdings after the Acquisition.

The total Acquisition consideration payable to Twelve Oaks Properties holders is equal to $2,027,437 as of the closing of the Acquisition and Twelve Oaks’ transaction expenses incurred in connection with the Acquisition.

The Acquisition consideration will be paid in shares of Four Star Holdings, Inc. common stock. The aggregate number of Four Star Holdings shares to be issued in connection with the acquisition, is equal to the total consideration divided by $2.99, which is the average of the closing prices of Four Star Holdings’ common stock for the 45 trading days ending June 30, 2010, and is expected to equal approximately 687,000 shares of common stock.

The closing of the Acquisition is subject to various conditions, including obtaining the approval of Twelve Oaks’ shareholders and other customary closing conditions. The Acquisition is intended to qualify as a tax-free reorganization for federal income tax purposes. The Agreement may be terminated by either Four Star Holdings or Twelve Oaks upon the occurrence of certain events, including if the Acquisition has not closed by June 30, 2010 or by written consent of both Four Star Holdings and Twelve Oaks. The Acquisition is expected to close June 30, 2010.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1. The Agreement contains representations and warranties made by Four Star Holdings and Twelve Oaks Properties. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement, and were not intended to be and should not be relied upon by shareholders of Four Star Holdings and Twelve Oaks; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On June 30, 2010, the Company completed the acquisition of Twelve Oaks Properties, Inc. The information required by Item 2.01 is hereby incorporated by reference from Item 1.01 above.

Item 3.02     Unregistered Sales of Equity Securities.

As described above, on June 30, 2010 the Company issued an aggregate of 678,072 shares of Common Stock as  consideration for the acquisition of Twelve Oaks Properties, Inc.  This transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering.

Item 9.01    Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired including pro-forma presentation.

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement and Plan of Stock Exchange, dated June 30, 2010 among Four Star Holdings, Inc. and Twelve Oaks Properties, Inc.

10.2	Twelve Oaks Properties, Inc. Shareholder Consent Agreement

99.1	Financial Statements of Business Acquired including pro-forma presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR STAR HOLDINGS, INC. (REGISTRANT)

Dated: July 8, 2010	By:	/s/ Alvin A. Rhoney
Alvin A. Rhoney Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement and Plan of Stock Exchange, dated June 30, 2010 among Four Star Holdings, Inc. and Twelve Oaks Properties, Inc.

10.2	Twelve Oaks Properties, Inc. Shareholder Consent Agreement

99.1	Financial Statements of Business Acquired including pro-forma presentation.